Exhibit 5.1

Michael Paige Law PLLC

2300 N Street, N.W.

Washington, D.C. 20037

Telephone: 202-363-4791

Facsimile: 202-457-1678

mpaigelaw@outlook.com

Admitted in the District of Columbia

And New York

July 5, 2023

Nutriband Inc.

121 South Orange Ave., Suite 1500

Orlando, Florida 32801

RE: Registration Statement on Form S-1

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-1 (File No. 333-259833, the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on May 10, 2023, for an public offering (“Offering”) through underwriters (the “Underwriters”) of up to $4,000,000 of shares (the (“Offered Shares”) of common stock, par value $0.001 per share (“Common Stock”), under the Securities Act of 1933, as amended (the “Securities Act”), the prospectus that is part of the Registration Statement being herein referred to as the “Prospectus”. The Company has granted the Underwriters the option for a period of 45 days after the effective date under the Securities Act of the Registration Statement to purchase additional shares of Common Stock (equal to up to 15% of the number of Offered Shares sold in the Offering) from us at the public offering price per Share, less underwriting discounts and commissions, solely to cover over-allotments, if any. The Company is also issuing warrants to purchase Common Stock to the representative of the underwriters or its assigns as additional compensation pursuant to the Underwriting Agreement, defined below (the “Representative’s Warrant”), and shares of Common Stock issuable upon exercise of the Representative’s Warrant (the “Representative’s Warrant Shares”).

We are acting as counsel for the Company in connection with the registration for resale of the Offered Shares in the Offering.

We have examined originals or copies of each of the documents listed below:

1. The Articles of Incorporation of the Company, as amended, as certified by an officer of the Company;

2. The Amended and Restated By-laws of the Company, as certified by an officer of the Company;

3. The form of Underwriting Agreement to be executed in connection with the Offering by and between the Company and Joseph Gunnar & Co., LLC (the “Underwriting Agreement”);

4. The form of the Representative’s Warrant;

5. Resolutions of the Board of Directors of the Company, dated as of July 5, 2023 , relating to the registration and issuance of the Offered Shares, the Representative’s Warrant, and the Representative’s Warrant Shares; and appointing, authorizing and empowering a pricing committee of the Board of Directors of the Company (the “Pricing Committee”), as certified by an officer of the Company (collectively, the “Resolutions”);

6. The Registration Statement on Form S-1  (File No. 333-259833) filed by the Company with the Securities and Exchange Commission (“SEC”) on May 10, 2023, as amended on June 26, 2023 and July 5, 2023 (the “Registration Statement”).

We have examined originals or copies of such other corporate records, certificates of corporate officers and public officials and other agreements and documents as we have deemed necessary or advisable for purposes of this opinion letter.  We have relied upon the certificates of all public officials and corporate officers with respect to the accuracy of all factual matters contained therein.

Without limiting the generality of the foregoing, in our examination, we have, with your permission, assumed without independent verification, that (i) all documents submitted to us as originals are authentic, the signatures on all documents that we examined are genuine, and all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies conform to the original document; and (ii) all corporate records made available to us by the Company and all public records we have reviewed are accurate and complete.

We note that the Board of Directors of the Company has reserved, and will continue to maintain reserved, a sufficient number of its duly authorized, but unissued, shares of the Company’s Common Stock as is necessary to provide for the issuance of the Offered Shares. We have assumed that the Pricing Committee will (i) reserve, and the Company will continue to maintain reserved, a sufficient number of its duly authorized, but unissued, shares of the Company’s Common Stock as is necessary to provide for the issuance of the Representative’s Warrant Shares; and (ii) approve the exercise price for the Representative’s Warrant Shares at the price of each Offered Share.

We express no opinion herein as to the laws of any state or jurisdiction other than the Chapter 78 Private Corporations of the Nevada Revised Statutes and the federal laws of the United States of America. The opinions expressed herein are strictly limited to the matters expressly stated in this opinion letter and no other opinions are to be implied or inferred.

Based upon and subject to the foregoing, we are of the opinion that the Offered Shares have been duly authorized for issuance, and that, when (i) the Registration Statement, as finally amended, has become effective under the Securities Act, (ii) an appropriate prospectus supplement with respect to the Offered Shares has been prepared, filed and delivered in compliance with the Securities Act and the applicable rules promulgated thereunder and (iii) the Offered Shares, in accordance with the terms thereof, are issued and paid for as set forth herein, the Offered Shares, when issued, will be duly and validly issued, and will be fully paid and nonassessable, and no opinion should be inferred as to any other matters.

 This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to any reference to our firm under the caption “Legal Matters” in the Prospectus.

Very truly yours,

MICHAEL PAIGE LAW PLLC

By:	/s/ Michael Paige